Exhibit 5.1

ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX WWW.FOLEY.COM

April 18, 2023

ThermoGenesis Holdings, Inc.

2711 Citrus Road

Rancho Cordova, California 95742

Ladies and Gentlemen:

We have acted as counsel to ThermoGenesis Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the public offering by the selling stockholder identified in the Registration Statement of up to (i) 263,806 shares of outstanding common stock, par value $0.001 per share, held by the selling stockholder (the “Shares”), and (ii) 2,746,281 shares of common stock issuable upon conversion of the Second Amended and Restated Convertible Promissory Note, dated April 16, 2018, as amended by Amendment No. 1 dated March 4, 2022, and Amendment No. 2 dated March 6, 2023 (the “Note”), issued by the Company to the selling stockholder (the “Conversion Shares” and together with the Shares, the “Securities”).

In connection with our representation, we have examined: (i) the Note, (ii) the First Amended and Restated Revolving Credit Agreement pursuant to which the Note was issued, dated April 16, 2018, as amended by Amendment No. 1 dated May 7, 2018, Amendment No. 2 dated May 4, 2022, and Amendment No. 3 dated March 6, 2023, (iii) the Registration Statement and the Prospectus, (iv) the Amended and Restated Certificate of Incorporation of the Company, as amended, (v) the Amended and Restated Bylaws of the Company, as amended and (vi) certain proceedings and actions taken by the Board of Directors of the Company in connection with the issuance and sale of the Securities. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the applicable provisions of the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

April 18, 2023

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that:

1.    The Shares are validly issued, fully paid and nonassessable; and

2.    The Conversion Shares, when issued upon conversion of the Note in accordance with the terms of the Note, will be validly issued, fully paid and nonassessable.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours, /s/ Foley & Lardner LLP Foley & Lardner LLP